Exhibit 23.1


                                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-83494 on Form S-1; Nos. 33-95702, 33-97542, 333-02892, 333-20245 and 333-24493 on Form S-8; and Nos. 33-99220, 333-09401,
333- 13733 and 333-18159 on Form S-3. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.



                                                          ARTHUR ANDERSEN LLP



Dallas, Texas
January 29, 1998




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